UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

|X| Filed by the registrant

|_| Filed by a party other than the Registrant

(Check the appropriate box)

| | Preliminary proxy statement

|x| Definitive proxy statement only (as permitted by Rule 14a-6(e)(2))

|_| Definitive additional materials

|_| Soliciting material pursuant to §240.14a-11(c) or §240.14a-12

China Bull Management Inc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

x	No fee required.

	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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	Fee paid previously with preliminary materials.

	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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China Bull Management Inc

665 Ellsworth Avenue

New Haven, CT 06511

NOTICE OF 2016 SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON July 10, 2016

Dear Shareholder:

        You are cordially invited to attend the special meeting of shareholders of China Bull Management Inc., which will be held at 665 Ellsworth Avenue, New Haven, CT 06511, on July 10, 2016, at 10:00 a.m. for the following purposes:

  To reject Richard J. Freer to replace Andrew Chien to become control shareholder of this company.

2. To elect one (1) Director to hold office until the 2017 Special Meeting of Stockholders or until his successor is duly elected and qualified or until his earlier resignation or removal.

3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof (under ordinary courses, any other matter from shareholder received before July 5, 2016, after discretionary authority of the Board following certain rules and regulations promulgated by

SEC, will be posted on the Company's website as supplementary of the Company's proxy, while the others received after July 5, 2016 being possible to include in the next year's Proxy Statement).

Only shareholders of record at the close of business on July 5, 2016, are entitled to notice of, and to vote at, this meeting by order of the Board of Directors.

In past three years, President Andrew Chien lost liberty without due process which caused the interruption of the business. On September 26, 2014, Richard J Freer, (“Mr. Freer”) a 73 years resident of Virginia, in conspiracy with others, obtained a falsified stock certificate to replace Chien’s without disclosure to both shareholders and SEC. Then without notice to the company and filings of SEC, he made a false shareholder meeting on November 18, 2014, and self-claimed himself as director/President without one vote support from any shareholders. On November 26, 2014, under false identity of the president, he took all cash of the company to himself without disclosure. On December 9, 2014, he announced to liquidate assets, majority was cash, to every shareholder per ownership ratio (indicating business close). But so far no shareholder received any distribution. In additional, he, with others, wrongly occupied about fifteen stock certificates of shareholders without permission, and wrongly possessed two computers including software Go-file (for SEC filing) and much confidential financial information of the shareholders and customers of the company. The company has the responsibility to disclose the truth to every shareholder and try to recover stolen cash and certificates of some shareholders, and to recover the shares to be quoted in OTCBB for trading. Further, President Andrew Chien will concentrate how to generate new revenue for the company.

We request all stockholders entitled to vote, even if planning to attend the special meeting, to vote or submit a proxy by using the E-mail, and the telephone. Please vote your shares through any of these methods. You may revoke your proxy at any time before it is voted. If you attend the meeting and vote in person, your vote will supersede any proxy you may have previously authorized.

Sincerely yours,

/s/ Kin Yuet Li

Kin Yuet Li, Secretary

CHINA BULL MANAGEMENT INC

665 Ellsworth Avenue

New Haven, CT 06511

PROXY STATEMENT FOR 2016 SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON July 10, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of China Bull Management Inc (the “Company”), to be voted at the special meeting of the shareholders of the Company, which will be held at 10:00 a.m. on July 10, 2016, at 665 Ellsworth Avenue, New Haven, CT 06511, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to the Secretary of the Company at or prior to the special meeting or by executing another proxy dated as of a later date.

      Shareholders of record at the close of business on July 5, 2016 will be entitled to vote at the meeting on the basis of one vote for each share held. Currently, there are 1,138,596 shares of common stock outstanding, held of record by 41 shareholders.

1. To reject Richard J. Freer to replace Andrew Chien to become control shareholder of this company.

Mr. Freer is a retired resident of Virginia, 8110 Westbury Dr., Henrico, Va. 23229-4910. He controlled the operation of Commonwealth Biotechnologies Incorporation which went into Chapter 11 bankruptcy and liquidation between 1/20/2011 to 11/12/2013 with accumulated loss of over $26 millions. It is the responsibility of Mr. Freer himself to file proxy before he could become the control shareholder of the company due to section 14(d)(1) of the Exchange Act of 1934. But he violated the law. He stole all cash of the company, and significantly destroyed the value of the company and shareholders.

2. Election of director and management information.

The Company's Board of Directors currently consists of one member: Andrew Chien, founder of the Company.

The Board recommends that stockholders vote in favor of the election of the following nominee, to serve as director of the Company until the next special meeting of stockholders and until his successor has been duly elected and qualified or until his earlier resignation or removal.

Nominee:

Andrew Chien, 71, was a founder of the Company and served as Chairman of the Board, Chief Executive Officer, and Chief Financial Officer since the Company's incorporation.

Business Experience of the Nominee:

Andrew Chien was ex-president till December 31, 2010, and ex-director till March 5, 2012 of USChina Channel Inc, an Over-the account Bulletins Board quoted company. USChina Channel Inc engaged in financial consulting service before and switched to Education business after the reverse merger on December 31, 2010, and with its name changed to China Education International Inc in May 2011. He was President for USChina Venture I Inc and USChina Venture II Inc, both are blank check reporting companies since inception of December 28, 2010. He is Secretary of USChina Taiwan since November 2010 till December,2012. He is self-employed since 1998,engaged in financial consultant since January 2006.

Executive Compensation

To date, we have no employees other than our officers, Mr. Chien, CEO, and Kin Yuet Li, Secretary. No officer, director or member of the Audit Committee has yet been paid any compensation. We currently have no formal employment agreements or other contractual arrangements with our Officer, Member of Audit Committee, Directors, or anyone else regarding the commitment of time or the payment of salaries or other remuneration.

Mr. Chien will be compensated in the form of a service fee or charge paid from revenues generated by the Company's customers. The amount of his service charge is based upon: (1) primary responsibilities, (2) financial performance of the Company, (3) expected future financial performance of the Company and (4) any other factors that are determined by the board of directors. The commencement of such compensation to Mr. Chien will also be determined at the discretion of our board of directors. The primary consideration when determining the timing of payments to Mr. Chien, if any, will be the financial condition of the Company. Specifically, we anticipate the board to authorize payment only when the Company realizes positive cash flow in any quarterly fiscal period. Mr. Chien's service charge will not exceed $150,000 in any fiscal year.

At this time, we do not anticipate awarding stock options to anyone.

Security Ownership of Certain Beneficial Ownership Management

We have set forth in the following table information, which is relative to our common stock beneficially owned on June 30, 2016 for:

(1) each shareholder we know to be the beneficial owner of 5% or more of our outstanding common stock;

(2) each of our executive officer and directors; and

(3) all executive officer and directors as a group.

Name and Address of      Amount of           Percent of Class

Beneficial Owner     Beneficial Owner         Before Offering

Andrew Chien

665 Ellsworth Avenue      1,002,436               90%

New Haven, CT 06511

Kin Yuet Li

Jackson Height, NY 11375   10,400                  1%

Total:              1,012,836               91%

Change of Control Transactions

The Company is not aware of any legal transactions resulting in a change of control during fiscal year 2013 to 2015. But Mr. Freer falsely claimed to be a controller of the company since September 2014.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required for approval of the proposals. Due to conflicted interests, Chien’s shares will not join the cast of proposal 1.

The deadline for stockholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for the next year's special meeting of stockholders is 10 business days before the day of special meeting. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by SEC, or published on the Company's website as the supplementary of Proxy if the submitted proposals is arriving after the Proxy is published. The date of next year's special meeting of stockholders will be selected on some day of May 2017.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the person named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

VOTE YOUR PROXY BY E-MAIL OR BY TELEPHONE!

YOUR VOTE IS IMPORTANT! It's fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help China Bull Management Inc reduce postage and proxy tabulation costs.

Please go to the proxy page of the company's website: N/A

Read the accompanying Proxy Statement.

1. Vote Over the Internet:

N/A

2. Vote on the phone:

Call (203) 562-8899 between 8:00 a.m. and 8:00 p.m. EST Monday to Friday before July 10, 2016.

By Order of the Board of Directors

Proxy Card

Please mark you votes as indicated [ X ]

                                    Yes             No

1. Reject of Mr. Freer becoming     [ ]            [ ]

Controller of shareholder

2. Election of director: Andrew Chien	FOR election of nominee	WITHHOLD vote from nominee
	[_]	[_]

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Number of Representation:____________ Shares owned on July 5, 2016.

Print Name:________________ Print Name of Joint Owner: _______________________